Exhibit 10.17

Summary Translation of Maximum Mortgage Contract

•	Parties:

Zhejiang Tantech Bamboo Technology Co. Ltd. (Mortgagor)

Bank of China Ltd. Lishui Branch (Mortgagee)

•	Dates: contract entered on 2013.12.22

•	Main contract:

All the contracts regarding loan, trade and financing, guarantee, funding business and other credit giving business, and their modification or supplement signed by the above two parties in the period from 2013.12.22 to 2015.4.30.

“Liquid Capital Loan Contract” between the two parties mentioned above signed in 2013.1.14 (Contract No. 067 of year 2013 Bank of China Lishui branch mortgage), and “Commercial Bill Acceptance Agreement” between the two parties mentioned above signed in 2013.7.15 (Contract No. 680 of year 2013 Bank of China Lishui branch agreement), and “Commercial Bill Acceptance Agreement” between the two parties mentioned above signed in 2013.7.16 (Contract No. 682 of year 2013 Bank of China Lishui branch agreement), are also main contracts of this mortgage contract.

•	Guaranteed debt and period:

Debt actually incurred in main contracts during the period from 2013.12.22 to 2015.4.30, and the debt incurred between the above parties before this contract take effect.

•	Maximum amount of debt covered:

The maximum amount of debt(principal) covered by the mortgage would be RMB 20,000,000. Also, if there is any interest of principal, penalty, liquidated damage, damage caused by debtor, and other fees, it should also be considered as guaranteed debt and be added to the maximum amount of debt covered by the mortgage.

•	Collateral keeping:

The collateral in this contract would be kept and occupied by mortgagor, but the document of title would be kept by mortgagee.

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•	Guarantee duty:

If debtor did not pay back the debt before or on due date in the main contract, mortgagee has the right to foreclose the collateral according to the maximum amount in the contract in priority.

•	Foreclosure

After guarantee duty incurred, mortgagee has the right to negotiate with mortgagor to the conversion of estate under mortgage into money, auction of estate under mortgage, or sell off estate under mortgage. After foreclosure, the sale proceeds go to satisfying the debt. If the parties cannot reach an agreement, mortgagor has the right to ask Court to sell it off or on auction.

•	Attachment: Collateral list

1) Property: 12,738.79 square meters building (No.888, Tianning Street, Tianning Industry District, Liandu District) . Its value is RMB 16,200,000.

2) Land usage right: 7,426.29 square meters land (No.888, Tianning Street, Tianning Industry District, Liandu District). Its value is RMB 3,800,000.

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